Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL UFS (NYSE, TSX)	MEDIA RELATIONS Michel Marcouiller Tel.: 514-848-5555 ext. 85515 Email: communications@domtar.com	Investor Relations Pascal Bossé Tel.: 514-848-5938 Email: ir@domtar.com

DOMTAR ANNOUNCES CHANGES TO ITS MANAGEMENT STRUCTURE

Montreal, April 16, 2009 – Domtar Corporation (NYSE/TSX: UFS) today announced important changes to the composition and structure of its Management Committee. All members of the Management Committee will report directly to the President and Chief Executive Officer. The new management structure is effective immediately.

“I am pleased to announce the composition of Domtar’s new Management Committee,” stated John D. Williams, President and Chief Executive Officer. “These significant changes are intended to secure the present, streamline our organization and reduce costs in these particularly difficult times. With this new Management Committee, I am confident that Domtar will be even better prepared to tackle today’s critical challenges and to seize tomorrow’s development opportunities,” added Mr. Williams.

Pulp and Paper Manufacturing: Michael Edwards will continue in his present role as Senior Vice-President, Pulp and Paper Manufacturing.

Sales and Marketing: The sales and marketing functions will be consolidated under Richard Thomas as Senior Vice-President Sales and Marketing.

Distribution: A new Senior Vice-President, Distribution will be recruited. Jim Lenhoff has agreed to carry out his current responsibilities and will leave the company and take retirement once a successor is appointed.

Finance: Daniel Buron will continue in his present role as Senior Vice-President and Chief Financial Officer.

Legal and Environmental Affairs: Zygmunt Jablonski will continue in his present role as Senior Vice-President and General Counsel.

Human Resources: A new Senior Vice-President, Human Resources, will be recruited. Michel Dagenais has agreed to carry out his current responsibilities and will leave the company and take retirement once a successor is appointed.

Corporate Development: Patrick Loulou will continue in his present role as Senior Vice-President, Corporate Development.

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Forest Products: Jean-Francois Mérette will continue in his present role as Senior Vice-President, Forest Products.

In addition, three other members of the Management Committee will be retiring, their positions abolished and responsibilities consolidated under the new Management Committee structure. They are: Marvin Cooper, Executive Vice-President and Chief Operating Officer; Steven Barker, Senior Vice-President, Marketing; and Gilles Pharand, Senior Vice-President, Corporate Affairs.

“Our colleagues who will be leaving us have made an enormous contribution to our company’s development and I wish them every success in their new endeavors,” concluded Mr. Williams.

Biographical information on members of the Management Committee is attached.

About Domtar

Domtar Corporation (NYSE/TSX:UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publication as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque, Husky® Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar owns and operates Domtar Distribution Group, an extensive network of strategically located paper distribution facilities. Domtar also produces lumber and other specialty and industrial wood products. The Company employs nearly 11,000 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the Form 10-K filed with the SEC. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

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